- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                     BLACK HILLS POWER AND LIGHT COMPANY

                                      TO

                    CENTRAL HANOVER BANK AND TRUST COMPANY

                                                                  As Trustee

                                --------------

                            Supplemental Indenture

                          Dated as of March 1, 1950

                                --------------

                  Supplemental to Indenture of Mortgage and
                 Deed of Trust Dated as of September 1, 1941

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

    SUPPLEMENTAL INDENTURE, dated as of the 1st day of March, 1950 between BLACK HILLS POWER AND LIGHT COMPANY, a corporation organized and existing under the laws of the State of South Dakota (hereinafter called the "Company"), party of the first part, and CENTRAL HANOVER BANK AND TRUST COMPANY, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter mentioned (hereinafter called the "Trustee"), party of the second part.


    WHEREAS, in order to secure an authorized issue of First Mortgage Bonds of the Company, the Company has executed and delivered an Indenture of Mortgage and Deed of Trust to the Trustee, dated September 1, 1941, hereinafter referred to as the "Original Indenture", and has also executed and delivered to said Trustee an indenture dated July 15, 1945, hereinafter referred to as the "First Supplemental Indenture", an indenture dated January 15, 1948, hereinafter referred to as the "Second Supplemental Indenture", and an indenture dated January 15, 1949, hereinafter referred to as the "Third Supplemental Indenture", supplementing and amending said Original Indenture which, as so supplemented and amended, is hereinafter referred to as the "Indenture"; and

    WHEREAS, the Original Indenture was recorded in the Office of the Secretary of State, South Dakota, October 29, 1941, in Volume 15, Pages 1 to 53, inclusive, of the Record of Railway Deeds, Mortgages and Leases and in the Office of the Register of Deeds, Weston County, Wyoming, on March 26, 1946, in Book 30 of Mortgages, Page 322, and in the office of the County Clerk and Ex-Officio Register of Deeds, Crook County, Wyoming, on March 12, 1948, in
Book 105 at Page 333; the First Supplemental Indenture was recorded in the Office of the Secretary of State, South Dakota, on July 25, 1945, in Volume
16 at Page 260 of the Record of Railway Deeds, Mortgages and Leases and in the Office of the Register of Deeds, Weston County, Wyoming, on April 4,
1946, in Book 30 of Mortgages at Page 454 and in the Office of the County
Clerk and Ex-Officio Register of Deeds, Crook County, Wyoming, on March 12, 1948, in Book 105 at Page 333; the Second Supplemental Indenture was recorded in the Office of the Secretary of State, South Dakota, on March 8, 1948, in Volume 19 at Page 217, of the Record of Railway Deeds, Mortgages and Leases, and in the

Office of the Register of Deeds, Weston County, Wyoming, on March 8, 1948, in Book 31 of Mortgages, at Page 603, and in the Office of the County Clerk and Ex-Officio Register of Deeds, Crook County, Wyoming, on March 12, 1948, in Book 105, at Page 333; and the Third Supplemental Indenture was recorded in the Office of the Secretary of State, South Dakota on April 13, 1949 in Volume 20 at Page 63 of the Record of Railway Deeds, Mortgages and Leases and in the Office of the Register of Deeds, Weston County, Wyoming, on April 14, 1949 in Book 33 of Mortgages at Page 196 and in the Office of the County Clerk and Ex-Officio Register of Deeds, Crook County, Wyoming on April 13, 1949 in Book 105 at Page 545; and

    WHEREAS, pursuant to the provisions of the Indenture, First Mortgage Bonds, Series A, 3 3/8%, due September 1, 1971, First Mortgage Bonds, Series B, 3%, due July 15, 1975, First Mortgage Bonds, Series C, 3 3/8%, due July 15, 1975 and First Mortgage Bonds Series D, 3 3/8%, due January 15, 1979 have been duly issued and are presently outstanding and secured by the Indenture; and


    WHEREAS, the Company has purchased, constructed or otherwise acquired, subsequent to the date of execution and delivery of the Third Supplemental Indenture, certain Property Additions not heretofore specifically mortgaged and pledged under the Indenture and it desires, by the inclusion of the descriptions thereof in this Supplemental Indenture, to specifically mortgage and pledge such property; and


    WHEREAS, as permitted by the Indenture the Company by resolutions of its Board of Directors duly adopted, has determined to create a new series of bonds to be known as its "First Mortgage Bonds, Series E, 3%" (hereinafter called "Bonds of Series E"), to be initially authenticated and delivered in the aggregate principal amount of $990,000, in the form, having the characteristics and being entitled to the benefits as in this Supplemental Indenture provided, the Bonds of Series A, Series B, Series C, Series D and Series E being hereinafter referred to collectively as the "Bonds"; and

    WHEREAS, the Company deems it advisable that the Indenture be amended as herein provided and the holder of all of the outstanding bonds issued under the Indenture, being all of the Bonds of Series A,

Series B, Series C and Series D has duly consented, pursuant to the provisions of Section 18.11 of the Indenture, to the execution of this Supplemental Indenture and has lodged with the Trustee an instrument duly setting forth such consent; and

    WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and particularly the provisions contained in Articles Two, Seventeen and Eighteen thereof, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

    WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

    NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to better secure the payment both of the principal of and interest on all Bonds issued under the Indenture and that may be issued under this or any other indentures supplemental thereto, according to their tenor and effect, and the performance by the Company of all the covenants and conditions herein and therein contained, and in order to establish the terms of the Bonds of Series E, and to amend certain provisions of the Indenture, hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Indenture for the benefit of all those who shall from time to time hold the Bonds and interest coupons, if any, pertaining thereto as follows:

    The Company does hereby ratify and confirm its Mortgage and Pledge to the Trustee of all property described in the Indenture and does hereby by these presents grant, bargain, sell, warrant, alien, remise, release, convey, confirm, assign, mortgage, pledge and set over unto the Trustee, and to its successors and assigns forever, the following described property, constituting property acquired by the Company since the date of execution and delivery of the Third Supplemental Indenture, and not heretofore specifically mortgaged and pledged under the Indenture:

    The Northeast Quarter of Section Fifteen, Township Forty-six North of Range Sixty Three West of the Sixth Principal Meridian, Weston county, Wyoming.

    TOGETHER with, all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to said property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to said property, rights and franchises, and every part and parcel thereof;

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

    IN TRUST, NEVERTHELESS, for the same purposes and upon the same trusts, terms and conditions, and subject to and with the same provisos and covenants as are set forth in the Indenture (as amended by this Supplemental Indenture), with the same effect in all respects as if the property and rights herein described and herein conveyed to the Trustee had, at the time of the execution and delivery of the Original Indenture, been owned by the Company and had been specifically and at length described in and conveyed to the Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

                                 ARTICLE ONE
                            BONDS OF SERIES E, 3%

    SECTION 1.01. There is hereby created a series of Bonds, known as and entitled "First Mortgage Bonds, Series E, 3%", due March

1, 1980 and the form thereof shall be as provided in this Supplemental
Indenture.

    The aggregate principal amount of Bonds of Series E which may be authenticated and delivered and outstanding under the Indenture and this Supplemental Indenture shall be unlimited except as provided in Articles Four, Five and Six of the Original Indenture and in Section 4.04 of the Third Supplemental Indenture. The aggregate principal amount of Bonds of Series E initially authenticated and delivered hereunder shall be $990,000. The Bonds of Series E shall bear interest at the rate of 3% per annum until the principal thereof becomes due and payable and thereafter, if default be made in the payment of such principal, at the rate of 6% per annum until the principal thereof shall be paid, and shall mature March 1, 1980.

    The Bonds of Series E shall be coupon Bonds of the denomination of $1,000 and registered Bonds without coupons of the denominations of $1,000 and any multiples of $1,000, which may be executed by the Company and delivered to the Trustee for authentication and delivery. The coupon Bonds of Series E shall be dated March 1, 1950, which date shall be the date of the commencement of the first interest period for all Bonds of Series E, and shall be numbered from EM1 consecutively upwards. The registered Bonds of Series E without coupons shall be dated as provided in Section 2.05 of the Original Indenture, and shall be numbered, in the case of Bonds of the denomination of $1,000, from ERM1 consecutively upwards and, in the case of Bonds of other denominations, from ERX1 consecutively upwards. All Bonds of Series E shall bear interest from their respective dates, such interest to be payable semi-annually on the first day of March and September in each year, the first interest payment date being September 1, 1950. The principal of, premium, if any, and interest on the Bonds of Series E shall be payable at the principal office of the Trustee, in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. The Bonds of Series E shall be subject to redemption as provided in Section 1.03 and Article Two of this Supplemental Indenture.

    The Trustee is hereby appointed Registrar in respect of the Bonds of Series E, and the principal office of the Trustee in the Borough of Manhattan, The City of New York, is hereby designated as the office or agency of the Company in said Borough where notices or demands in respect of Bonds of Series E, or their appurtenant coupons, may be served.

    The definitive Bonds of Series E shall be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders. Subject to the foregoing provisions of this Section and to the provisions of Section 2.11 of the Original Indenture, all definitive Bonds of Series E shall be fully interchangeable for other Bonds of the same series, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series in coupon form or fully registered form and in such authorized denomination or denominations in the same aggregate principal amount, as may he requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, coupon Bonds and/or registered Bonds without coupons, whenever the same shall be required for any such exchange.

     SECTION 1.02. The texts of the Bonds of Series E, the coupons to be attached thereto and the certificate of authentication of the Trustee to be executed thereon, are to be substantially in the following forms, respectively:

                      (FORM OF COUPON BOND OF SERIES E)

No. EM .....                                                           $1,000

                    BLACK HILLS POWER AND LIGHT COMPANY

             FIRST MORTGAGE BOND SERIES E, 3%, DUE MARCH 1, 1980


    BLACK HILLS POWER AND LIGHT COMPANY (hereinafter called the
"Company"), a corporation organized and existing under the laws of the State of South Dakota, for value received, hereby promises to pay to bearer, or, if this Bond be registered as to principal, then to the registered owner hereof, on the 1st day of March, 1980, at the principal office of the Trustee, in the Borough of Manhattan, The City of New York, ONE
THOUSAND DOLLARS, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from March 1, 1950, at the rate of three per cent. per annum, payable at said principal office of the Trustee in like coin or currency semi-annually on March 1 and September 1 in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of six per cent. per annum until the principal hereof shall be paid. The interest accrued up to the date of maturity shall be paid only upon presentation and surrender and according to the tenor of the interest coupons hereto annexed as they severally mature.

     This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Indenture of Mortgage and Deed of Trust dated as of September 1, 1941 as supplemented and amended by Supplemental Indentures dated as of July 15, 1945, January 15, 1948, January 15, 1949 and March 1, 1950 (hereinafter collectively called the "Indenture"), executed by the Company to Central Hanover Bank and Trust Company (herein called the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and coupons and of the Trustee and of the company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.

    To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of at least sixty-six and two-thirds per cent. in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds per cent. in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which would postpone the date fixed herein or in the coupons or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or reduce the principal of, or the rate of interest payable on, the Bonds, or reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

    As provided in said Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series of Bonds entitled "First Mortgage Bonds, Series E, 3%", due March 1, 1980.

    This Bond is subject to redemption at the option of the Company at any time upon at least thirty (30) days' and not more than fifty (50) days' notice published in an authorized newspaper in the Borough of Manhattan, The city of New York, and/or mailed, all as more fully provided in the Indenture, at the percentages of the principal amount hereinafter set forth and referred to as the General Redemption prices, together, in each case, with accrued interest to the redemption date.

    This Bond is entitled to the benefits of a sinking fund as provided in the Indenture and is subject to redemption by application of sinking fund moneys and also out of moneys deposited with the Trustee in certain cases of the release of properties from the lien of the Indenture, all subject to the conditions and as more fully set forth in the Indenture, at any time upon the notice hereinabove mentioned at the percentages of the principal amount hereinafter set forth and referred to as the Special Redemption prices, together, in each case, with accrued interest to the redemption date.

The General and Special Redemption prices are as follows :

                                             Percentage of principal amount
                                             -------------------------------
                                               General             Special
                                              redemption          redemption
                                                price               price
                                             -----------          ----------
If redeemed on or before
   August 31, 1951.........................     104                 100.99

If redeemed during 12 months
   ending August 31,

              1952.........................     103.91              100.96
              1953.........................     103.82              100.94
              1954.........................     103.73              100.92
              1955.........................     103.63              100.90
              1956.........................     103.53              100.87
              1957.........................     103.43              100.85
              1958.........................     103.33              100.82
              1959.........................     103.22              100.80
              1960.........................     103.11              100.77
              1961.........................     102.99              100.74
              1962.........................     102.88              100.71
              1963.........................     102.76              100.68
              1964.........................     102.63              100.65
              1965.........................     102.51              100.62
              1966.........................     102.37              100.59
              1967.........................     102.24              100.56
              1968.........................     102.10              100.52
              1969.........................     101.96              100.49
              1970.........................     101.81              100.45
              1971.........................     101.66              100.42
              1972.........................     101.51              100.38
              1973.........................     101.35              100.34
              1974.........................     101.19              100.30
              1975.........................     101.02              100.26
              1976.........................     100.84              100.21
              1977.........................     100.67              100.17
              1978.........................     100.48              100.12
              1979.........................     100.30              100.08
If redeemed after
   August 31, 1979.........................     100.10              100.03

    If an event of default, as defined in said Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in said Indenture.

   This Bond is transferable by delivery unless registered as to principal in the name of the holder on books of the Company to be kept for such purpose at the principal office of the Trustee in the Borough of Manhattan, The City of New York, such registration being noted hereon. After such registration, no transfer hereof shall be valid unless made upon said books by the registered owner in person or by attorney authorized in writing and similarly noted hereon; but this Bond may be discharged from registration by being, in like manner, transferred to bearer, and thereupon transferability by delivery shall be restored, but again and from time to time this Bond may be registered or transferred to bearer as before. Such registration, however, shall not affect the negotiability of the coupons hereto appertaining, which shall always continue to be payable to bearer and to be transferable by delivery.

    First Mortgage Bonds, Series E, 3%, due March 1, 1980, are issuable as coupon Bonds in the denomination of $1,000 or as fully registered Bonds without coupons of the denominations of $1,000 and any multiples of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. All Bonds of said series are fully interchangeable for other Bonds of the same series, and upon surrender to the Trustee at its principal office in the Borough of Manhattan, The City of New York, are exchangeable for other Bonds of the same series in coupon form or fully registered form and in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same.

    The Company and the Trustee may deem and treat the bearer of this Bond, if it be not registered as to principal, or, if this Bond be registered as herein authorized, the person in whose name the same is registered, and the bearer of any coupon hereto appertaining, as the absolute owner for the purpose of receiving payment, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

    No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof or of said Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, as more fully provided in said Indenture; provided, however, that nothing herein or in said Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

    Neither this Bond nor any of the annexed interest coupons shall be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee, under said Indenture.

    IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, and coupons for said interest, bearing the facsimile signature of its Treasurer, to be hereunto attached.

    Dated March 1, 1950.

                         BLACK HILLS POWER AND LIGHT COMPANY,

                           By
                                                                     President.

Attest:

                         Secretary.

           (FORM OF INTEREST COUPONS FOR COUPON BONDS OF SERIES E)

    On the first day of     , 19  (unless the Bond hereinafter described shall
have been called for previous redemption and payment duly provided therefor), upon surrender of this coupon, Black Hills Power and Light Company will pay to bearer at the principal office of Central Hanover Bank and Trust company, in the Borough of Manhattan, The City of New York, Fifteen Dollars ($15.00), in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, being six months interest then due on its First Mortgage Bond, Series E, 3%, due March
1, 1980, No.     .

                                                                     Treasurer.

                    (FORM OF REGISTERED BOND OF SERIES E)

No. ER . . .                                                          $ . . .

                     BLACK HILLS POWER AND LIGHT COMPANY

             FIRST MORTGAGE BOND, SERIES E, 3%, DUE MARCH 1, 1980

    BLACK HILLS POWER AND LIGHT COMPANY (hereinafter called the
"Company"), a corporation organized and existing under the laws of the State
of South Dakota, for value received, hereby promises to pay to       ,
or registered assigns, on the 1st day of March, 1980, at the principal office of the Trustee, in the Borough of Manhattan, The City of New York,
                DOLLARS, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of three per cent. per annum, payable at said principal office of the Trustee in like coin or currency semi-annually on March 1 and September 1 in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of six per cent. per annum until the principal hereof shall be paid.

     This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Indenture of Mortgage and Deed of Trust dated as of September 1, 1941 as supplemented and amended by Supplemental Indentures dated as of July 15, 1945, January 15, 1948, January 15, 1949 and March 1, 1950 (hereinafter collectively called the "Indenture"), executed by the Company to Central Hanover Bank and Trust Company (herein called the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and the coupons appurtenant to coupon Bonds and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.

     To the extent permitted by the Indenture and as provided therein, with the consent of the company and upon the written consent or affirmative vote of at least sixty-six and two-thirds per cent. in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds per cent. in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons appurtenant to coupon Bonds, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which would postpone the date fixed herein or in the coupons or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or reduce the principal of, or the rate of interest payable on, the Bonds, or reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

     As provided in said Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series of Bonds entitled "First Mortgage Bonds, Series E, 3%", due March 1,
1980.

     This Bond is subject to redemption, in whole or in part, at the option of the Company at any time, upon at least thirty (30) days' and not more than fifty (50) days' notice published in an authorized newspaper in the Borough of Manhattan, The City of New York, and/or mailed, all as more fully provided in the Indenture, at the percentages of the principal amount hereinafter set forth and referred to as the General Redemption prices, together, in each case, with accrued interest to the redemption date.

     This Bond is entitled to the benefits of a sinking fund as provided in the Indenture and is subject to redemption in whole or in part by application of sinking fund moneys and also out of moneys deposited with the Trustee in certain cases of the release of properties from the lien of the Indenture, all subject to the conditions and as more fully set forth in the Indenture, at any time upon the notice hereinabove mentioned at the percentages of the principal amount hereinafter set forth and referred to as the Special Redemption prices, together, in each case, with accrued interest to the redemption date.

    The General and Special Redemption prices are as follows:

                                                Percentage of principal amount
                                              ---------------------------------
                                                General               Special
                                              redemption             redemption
                                                price                  price
                                              -----------            -----------
If redeemed on or before
    August 31, 1951 .......................     104                    100.99
If redeemed during 12 months
    ending August 31,
              1952.........................     103.91                 100.96
              1953.........................     103.82                 100.94
              1954 ........................     103.73                 100.92
              1955.........................     103.63                 100.90
              1956.........................     103.53                 100.87
              1957 . ......................     103.43                 100.85
              1958.........................     103.33                 100.82

                                      15

              1959.........................     103.22                 100.80
              1960.........................     103.11                 100.77
              1961.........................     102.99                 100.74
              1962.........................     102.88                 100.71
              1963.........................     102.76                 100.68
              1964.........................     102.63                 100.65
              1965.........................     102.51                 100.62
              1966.........................     102.37                 100.59
              1967.........................     102.24                 100.56
              1968.........................     102.10                 100.52
              1969.........................     101.96                 100.49
              1970 ........................     101.81                 100.45
              1971 ........................     101.66                 100.42
              1972.........................     101.51                 100.38
              1973.........................     101.35                 100.34
              1974.........................     101.19                 100.30
              1975.........................     101.02                 100.26
              1976.........................     100.84                 100.21
              1977.........................     100.67                 100.17
              1978.........................     100.48                 100.12
              1979.........................     100.30                 100.08
If redeemed after
    August 31, 1979 .......................     100.10                 100.03

     If this Bond or any portion thereof ($1,000 or a multiple) shall be duly called for redemption as provided in said Indenture, this Bond or such portion thereof shall (unless the Company shall default in the payment of the redemption price) cease to bear interest from and after the date fixed for redemption.

    Upon any partial redemption of this Bond, this Bond may, at the option of the registered holder hereof be either (a) surrendered to the Trustee in exchange for one or more new Bonds of this series, in either registered or coupon form (but only in authorized denominations), for the principal amount of the unredeemed portion of this Bond or (b) submitted to the Trustee for notation hereon by the Trustee of the payment of the portion of the principal hereof so called for redemption.

    If an event of default, as defined in said Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in said Indenture.

    This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at said principal office of the Trustee, upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new registered Bond without coupons, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. First Mortgage Bonds, Series E, 3%, due March 1, 1980, are issuable as coupon Bonds in the denomination of $1,000 or as fully registered Bonds without coupons of the denominations of $1,000 and any multiples of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. All Bonds of said series are fully interchangeable for other Bonds of the same series, and upon surrender to the Trustee at its principal office in the Borough of Manhattan, The City of New York, are exchangeable for other Bonds of the same series in coupon form or fully registered form and in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same.


    The Company and the Trustee may deem and treat the persona in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

    No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof or of said Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, as more fully provided in said Indenture; provided, however, that nothing herein or in said Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

    This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee, under said Indenture.

    IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

    Dated,

                               BLACK HILLS POWER AND LIGHT COMPANY,

                                     By

Attest:                                                             President.

                                     Secretary.

             (FORM OF TRUSTEE'S CERTIFICATE FOR BOTH COUPON AND
                        REGISTERED BONDS OF SERIES E )


    This is one of the Bonds described in the within mentioned Indenture.

                                       CENTRAL HANOVER BANK AND TRUST COMPANY,
                                                    As Trustee,

                                           By
                                                        Authorized Officer.

    SECTION 1.03. The Bonds of Series E shall be redeemable (except as otherwise provided in Section 2.02 of this Supplemental Indenture) at the option of the Company, at any time and from time to time, in whole or in part, in the manner and upon the notice provided in Article Ten of the Original Indenture at general redemption prices constituting, respectively, percentages of the principal amount thereof, as follows:

    104.   if redeemed on or before August 31, 1951;

    103.91 if redeemed thereafter and on or before August 31, 1952;
    103.82 if redeemed thereafter and on or before August 31, 1953;
    103.73 if redeemed thereafter and on or before August 31, 1954;
    103.63 if redeemed thereafter and on or before August 31, 1955;
    103.53 if redeemed thereafter and on or before August 31, 1956;
    103.43 if redeemed thereafter and on or before August 31, 1957;
    103.33 if redeemed thereafter and on or before August 31, 1958;
    103.22 if redeemed thereafter and on or before August 31, 1959;
    103.11 if redeemed thereafter and on or before August 31, 1960;
    102.99 if redeemed thereafter and on or before August 31, 1961;
    102.88 if redeemed thereafter and on or before August 31, 1962;
    102.76 if redeemed thereafter and on or before August 31, 1963;
    102.63 if redeemed thereafter and on or before August 31, 1964;
    102.51 if redeemed thereafter and on or before August 31, 1965;
    102.37 if redeemed thereafter and on or before August 31, 1966;
    102.24 if redeemed thereafter and on or before August 31, 1967;
    102.10 if redeemed thereafter and on or before August 31, 1968;
    101.96 if redeemed thereafter and on or before August 31, 1969;
    101.81 if redeemed thereafter and on or before August 31, 1970;
    101.66 if redeemed thereafter and on or before August 31, 1971;
    101.51 if redeemed thereafter and on or before August 31, 1972;
    101.35 if redeemed thereafter and on or before August 31, 1973;
    101.19 if redeemed thereafter and on or before August 31, 1974;
    101.02 if redeemed thereafter and on or before August 31, 1975;
    100.84 if redeemed thereafter and on or before August 31, 1976;
    100.67 if redeemed thereafter and on or before August 31, 1977;
    100.48 if redeemed thereafter and on or before August 31, 1978;
    100.30 if redeemed thereafter and on or before August 31, 1979;
    100.10 if redeemed thereafter and prior to maturity;

together, in each case, with accrued interest to the redemption date.

    Any moneys applied to the redemption of Bonds of Series E pursuant to the provisions of Section 8.08(b) of the Original Indenture shall be so applied at the special redemption price stated in Section 2.02 of this Supplemental Indenture.


                                 ARTICLE TWO

                      SINKING FUND FOR BONDS OF SERIES E

    SECTION 2.01. The Company will, subject to the provisions of this Article, maintain a sinking fund (herein called the "Series E Sinking Fund") to be applied as hereinafter provided for the Bonds of Series E, and for that purpose will pay to the Trustee on the 15th day of July in each year so long as any of the Bonds of said series shall be outstanding, commencing with the year 1951 (said dates being herein sometimes referred to as "Series E Sinking Fund Payment Dates") a sum in cash equal to 1/2 of 1% of the total principal amount of Bonds of Series E, theretofore at any time authenticated and delivered under Article Four, Five or Six of the Original Indenture, but in no case less than $5000; provided that the Company shall have the right to satisfy any obligation in respect of the Series E Sinking Fund in whole or in part by delivering to the Trustee not less than 30 days prior to any Series E Sinking Fund Payment Date, any Bonds of Series E, theretofore authenticated and delivered hereunder and not previously canceled or called for redemption, together with (in the case of coupon bonds) all unmatured coupons thereto appertaining, and the Trustee shall credit such Series E Sinking Fund obligation with an amount equal to the principal amount of the Bonds of Series E, so delivered.

    If the Company elects to satisfy any Series E Sinking Fund obligation in whole or in part by the delivery of Bonds of Series E, as above provided, it shall deliver such Bonds of said series, together with (in the case of coupon bonds) all unmatured coupons thereto appertaining not less than 30 days prior to any Series E Sinking Fund Payment Date, and also written notice of such election, signed by the Treasurer or an Assistant Treasurer of the Company, specifying the aggregate principal amount of Bonds of said series so delivered and the distinctive numbers thereof and specifying the amount, if any, of such Series E Sinking Fund obligation to be satisfied by the payment of cash; and in case such notice be not given and such Bonds of Series E be not delivered within the time so required, the Series E Sinking Fund obligation shall be paid entirely in cash.

    SECTION 2.02. Whenever the Trustee shall be required to redeem Bonds pursuant to the provisions of this Article, the Company shall in each case pay to the Trustee in cash the redemption premium thereon and all interest accrued on such Bonds to the date of redemption thereof. All cash paid to the Trustee in satisfaction of the requirements of the Series E Sinking Fund shall be applied by the Trustee before the first day of September next ensuing its receipt to the redemption of Bonds of Series E.


    Whenever any Bonds of said series are to be called for redemption under the provisions of this Section 2.02 of this Supplemental Indenture, the Trustee shall proceed to select for redemption, from the Bonds of said series, in the manner provided in Article Ten of the Original Indenture, a principal amount of Bonds of said series equal to the amount of cash in said Series E Sinking Fund which is to be applied to the redemption of Bonds of Series E, and for and on behalf of the Company and in the name of the Company, the Trustee shall give notice, as required by the provisions of Article Ten of the Original Indenture, of the redemption for the Series E Sinking Fund of the Bonds so selected. Subject to the provisions of this Article, the redemption of such Bonds shall be effected in the manner and upon the terms provided in Section 10.03 of the Original Indenture at special redemption prices constituting, respectively, percentages of the principal amount thereof, as follows:

    100.99 if redeemed on or before August 31, 1951;
    100.96 if redeemed thereafter and on or before August 31, 1952;
    100.94 if redeemed thereafter and on or before August 31, 1953;
    100.92 if redeemed thereafter and on or before August 31, 1954;
    100.90 if redeemed thereafter and on or before August 31, 1955;
    100.87 if redeemed thereafter and on or before August 31, 1956;
    100.85 if redeemed thereafter and on or before August 31, 1957;
    100.82 if redeemed thereafter and on or before August 31, 1958;
    100.80 if redeemed thereafter and on or before August 31, 1959;
    100.77 if redeemed thereafter and on or before August 31, 1960;
    100.74 if redeemed thereafter and on or before August 31, 1961;

    100.71 if redeemed thereafter and on or before August 31, 1962;
    100.68 if redeemed thereafter and on or before August 31, 1963;
    100.65 if redeemed thereafter and on or before August 31, 1964;
    100.62 if redeemed thereafter and on or before August 31, 1965;
    100.59 if redeemed thereafter and on or before August 31, 1966;
    100.56 if redeemed thereafter and on or before August 31, 1967;
    100.52 if redeemed thereafter and on or before August 31, 1968;
    100.49 if redeemed thereafter and on or before August 31, 1969;
    100.45 if redeemed thereafter and on or before August 31, 1970;
    100.42 if redeemed thereafter and on or before August 31, 1971;
    100.38 if redeemed thereafter and on or before August 31, 1972;
    100.34 if redeemed thereafter and on or before August 31, 1973;
    100.30 if redeemed thereafter and on or before August 31, 1974;
    100.26 if redeemed thereafter and on or before August 31, 1975;
    100.21 if redeemed thereafter and on or before August 31, 1976;
    100.17 if redeemed thereafter and on or before August 31, 1977;
    100.12 if redeemed thereafter and on or before August 31, 1978;
    100.08 if redeemed thereafter and on or before August 31, 1979;
    100.03 if redeemed thereafter and prior to maturity;

together, in each case, with accrued interest to the redemption date.

                                ARTICLE THREE

                     AMENDMENTS TO THE ORIGINAL INDENTURE


    SECTION 3.01. Paragraph F of Section 5.01 of Article Five of the Original Indenture as heretofore amended by the Third Supplemental Indenture is hereby further amended by adding thereto the following:

    ``and provided further, however, that, in case the Bonds of Series E first authenticated and delivered are authenticated and delivered pursuant to this Article in May, 1950, there may be substituted for said Net Earnings Certificate (in connection with the authentication and delivery of said bonds) a similar certificate covering the twelve (12) months period ended October 31, 1949 certified by an Accountant plus a similar certificate covering the twelve (12) months period ended March 31, 1950 not certified by an Accountant but certified by the Treasurer of the Company, each such certificate to show Certifiable Net Earnings of the Com-pany as set forth therein to have been at least equal to two (2) times the aggregate amount of the annual Interest Charges on the Secured Bonded
    Debt of the Company as set forth therein and that the Net Earnings of the Electric Properties as set forth therein is not less than eighty-five per cent. (85%) of the required minimum amount of Certifiable Net Earnings."

    SECTION 3.02. Section 9.16 of Article Nine of the Original Indenture as heretofore amended by the Third Supplemental Indenture is hereby further amended by deleting the words "Bonds of Series A, Series B, Series C or Series D" therein and substituting therefore the words "Bonds of Series A, Series B, Series C, Series D or Series E".


     SECTION 3.03. Section 9.22 of Article Nine of the Original Indenture as heretofore amended by the Third Supplemental Indenture is hereby further amended by deleting the words "Bonds of Series A, Series B, Series C or Series D" therein and substituting therefore the words "Bonds of Series A, Series B, Series C, Series D or Series E".

                                ARTICLE FOURTH

                           MISCELLANEOUS PROVISIONS


    SECTION 4.01. So long as any Bonds of Series A, Series B, Series C,
Series D or Series E shall be outstanding, no Bonds shall be authenticated and delivered under Article Six of the Original Indenture and no Trust Moneys shall be paid over under Article Eight of the Original Indenture upon the basis of the redemption or retirement of Bonds of Series A for the Series A Improvement Fund provided for in Article Eleven of the Original Indenture, upon the basis of the redemption or retirement of Bonds of Series B for the Series B
Sinking Fund provided for in Article Two of the First Supplemental Indenture, upon the basis of the redemption or retirement of Bonds of Series C for the Series C Sinking Fund provided for in Article Two of the Second Supplemental Indenture, upon the basis of the redemption or retirement of Bonds of Series D for the Series D Sinking Fund provided for in Article Two of the Third Supplemental Indenture or upon the basis of the redemption or retirement of Bonds of Series E for the Series E Sinking Fund provided for in Article Two of this Supplemental Indenture. All moneys at any time constituting a part of said Series A

Improvement Fund, Series B Sinking Fund, Series C Sinking Fund, Series D Sinking Fund or Series E Sinking Fund shall be deemed to be Bonded Cash.

    SECTION 4.02. The Company covenants that so long as any Bonds of Series E shall remain outstanding it will comply with the covenants contained in Sections 9.06, 9.15 and 9.20 of the Original Indenture.


    SECTION 4.03. The aggregate principal amount of Bonds which, immediately after the execution and delivery of this Supplemental Indenture, will be outstanding under the provisions of, and secured by, the Indenture, as amended by this Supplemental Indenture, will be $7,638,000, consisting of $1,980,000 aggregate principal amount of First Mortgage Bonds, Series A,
3 3/8%, due September 1, 1971, $2,073,000 aggregate principal amount of First Mortgage Bonds, Series B, 3%, due July 15, 1975, $1,095,000 aggregate principal amount of First Mortgage Bonds, Series C, 3 3/8%, due July 15, 1975, $1,500,000 aggregate principal amount of First Mortgage Bonds, Series D,
3 3/8%, due January 15, 1979 and $990,000 aggregate principal amount of First Mortgage Bonds, Series E, 3%, due March 1, 1980.


    SECTION 4.04. The Company, by the execution hereof, acknowledges that true copies of this and the First, Second and Third Supplemental Indentures have been delivered to and received by it.


    SECTION 4.05. Except as heretofore amended and as amended by this Supplemental Indenture all the provisions, terms and conditions of the Original Indenture shall continue in full force and effect.


    SECTION 4.06. This Supplemental Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.


    IN WITNESS WHEREOF, BLACK HILLS POWER AND LIGHT Company, party hereto of the first part, has caused this Supplemental indenture to be executed on its behalf by its President or one of its Vice-Presidents and its corporate seal to be hereto affixed and to be attested be its Secretary or an Assistant Secretary, and CENTRAL HANOVER BANK

AND TRUST COMPANY, party hereto of the second part, in evidence of its acceptance of thee trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice-Presidents or Assistant Vice-Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                              BLACK HILLS POWER AND LIGHT COMPANY,

(CORPORATE SEAL)                          J. B. FRENCH
                                                   President.
Attest:
      B. B. NEEL
          Secretary.

Signed sealed and delivered by
   BLACK HILLS POWER AND LIGHT COMPANY
     in the presence of:

       EVELYN E. DIDIER
       WALLACE H. LERE

                             CENTRAL HANOVER BANK AND TRUST COMPANY,

(CORPORATE SEAL)                          J. T. HARRIGAN
                                                    Vice-President.
Attest:
      F. E. EGLY
          Assistant Secretary.

Signed, sealed and delivered by
   CENTRAL HANOVER BANK AND TRUST COMPANY
     in the presence of:

       R. P. McGUIRK
       C. W. ANDERSON

    $1,089 of United States Internal Revenue Stamps withy reference to the Bonds of Series E, initially issued hereunder have been duly affixed to a counterpart of the Original Indenture in the custody of the Trustee and duly canceled as required by law.

STATE OF SOUTH DAKOTA
                       ss.:
COUNTY OF PENNINGTON


    On this the 1st day of May, 1950, before me, ETTA NEWKIRK, the undersigned officer, personally appeared J. B. FRENCH, to me personally known, who acknowledged himself to be, and being by me duly sworn, did say that he is the President of BLACK HILLS POWER AND LIGHT COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such President and sealed in behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said J. B. FRENCH acknowledged the same as the free act and deed of said corporation.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                 ETTA NEWKIRK
                                                       Notary Public
My commission expires Jan. 23, 1952.                         (NOTARIAL SEAL)

STATE OF NEW YORK
                    ss.:
COUNTY OF NEW YORK

    On this the 3rd day of May, 1950, before me, THOMAS F. MEARGHER, the undersigned officer, personally appeared J. T. HARRIGAN, to me personally known, who acknowledged himself to be, and being by me duly sworn, did say that he is the Vice-President of CENTRAL HANOVER BANK AND TRUST COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Vice-President and sealed in behalf of the corporation by authority of its Board of Trustees for the purposes therein contained, and the said J. T. HARRIGAN acknowledged the same as the free act and deed of said corporation.

    IN WITNESS WHEREOF, I hereunto set my and and official seal.

                                                 THOMAS F. MEAGHER
                                                       Notary Public
My commission expires March 30, 1952.
                                             THOMAS F. MEAGHER
                                  Notary Public of the State of New York
                                               No. 41-7878600
(NOTARIAL SEAL)
                                          Qualified Queens County
                                Ctfs. filed with Queens, New York County Clks.
                                      Queens, New York Register's Offices
                                          Term Expires March 30, 1952